                                                                  Exhibit (c)(4)

                             STOCKHOLDER AGREEMENT

     THIS STOCKHOLDER AGREEMENT (the "Agreement") is dated as of January 6, 1999, by and among Marriott International, Inc., a Delaware corporation ("Marriott"), MI Subsidiary I, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Marriott ("Acquisition") and Kelly J. Regan ("Regan").

     WHEREAS, concurrently herewith, Marriott, Acquisition and ExecuStay Corporation, a Maryland corporation ("ExecuStay"), are entering into a Merger Agreement, a form of which is appended hereto as Exhibit I (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which ExecuStay will be merged with and into Acquisition (the "Merger"). Capitalized terms used and not defined herein have the respective meanings assigned to them in the Merger Agreement;

     WHEREAS, concurrently herewith, certain other stockholders of ExecuStay are entering into three agreements with Marriott and Acquisition (the "Other Stockholders Agreements"), concerning certain matters connected with the Merger and their ExecuStay Shares (defined below);

     WHEREAS, Regan Beneficially Owns (as defined herein) the number of shares, par value $0.01 per share, of common stock (the "Common Stock") of ExecuStay (the "ExecuStay Shares") set forth opposite Regan's name on Schedule A hereto;

     WHEREAS, the Merger Agreement contemplates that, in anticipation of consummation of the Merger, one share of Class B Preferred Stock, par value $0.01 per share, of ExecuStay ("Class B Shares") will be issued to Regan in exchange (the "Exchange") for each ExecuStay Share held by Regan (as used herein, the term "Shares" refers to the ExecuStay Shares prior to the Exchange and the Class B Shares after the Exchange);

     WHEREAS, Marriott has agreed that Regan shall receive shares of Marriott common stock, par value $0.01 per share ("Marriott Stock"), in the Merger, in respect of her Shares, and Regan desires to receive such Marriott Stock; and

     WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Marriott has required that Regan agrees, and Regan has agreed, to enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereby agree as follows:

     1.  Agreement to Vote; Irrevocable Proxy.
         ------------------------------------

     (a) Regan hereby agrees that during the period commencing on the Tender Offer Purchase Time and continuing until the first to occur of the Closing and the termination of the Merger Agreement in accordance with its terms, at any meeting of the holders of the Shares, however called, or in connection with any written consent of the holders of Shares, Regan shall vote (or cause to be voted) the Shares held of record or Beneficially Owned (as defined herein) by Regan, whether owned on the date hereof or hereafter acquired, (i) in favor of approval of the Merger Agreement, all transactions contemplated thereby, and any actions required in furtherance thereof and hereof (including election of such directors of ExecuStay as Marriott is entitled to designate pursuant to the Merger Agreement); (ii) against any action or agreement that is intended, or could reasonably be expected, to impede, interfere with, or prevent the Merger or result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of ExecuStay or any of its subsidiaries under the Merger Agreement, the Other Stockholders Agreements or this Agreement; and (iii) except as specifically requested in writing in advance by Marriott or Acquisition, against the following actions (other than the Exchange, the Merger and the transactions contemplated by the Merger Agreement and this Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving ExecuStay or any of its subsidiaries or affiliates; (B) a sale, lease, transfer or disposition by ExecuStay or any of its subsidiaries of any assets outside the ordinary course of business or any assets which in the aggregate are material to ExecuStay and its subsidiaries taken as a whole, or a reorganization, recapitalization, dissolution or liquidation of ExecuStay or any of its subsidiaries or affiliates; (C)(1) any change in the management of ExecuStay or in a majority of the persons who constitute the board of directors of ExecuStay; (2) any change in the present capitalization of ExecuStay or any amendment of ExecuStay's charter or By-Laws; (3) any other material change in ExecuStay's or any of its subsidiaries' corporate structure or business; or (4) any other action that, in the case of each of the matters referred to in clauses
(C)(1), (2) or (3), is intended, or could reasonably be expected, to impede, interfere with, delay, postpone or materially adversely affect the Exchange, the Merger or the transactions contemplated by this Agreement, the Other Stockholders Agreements and the Merger Agreement. Regan shall not enter into any agreement or understanding with any Person (as defined herein) the effect of which would be inconsistent with or violative of the provisions and agreements contained in Section 1 or 2 hereof.

     (b) By her execution hereof and in order to secure her obligations hereunder, Regan hereby grants to, and appoints, Acquisition and Kenneth R. Rehmann and Joseph Ryan, in their respective capacities as officers of Acquisition, and any individual who shall hereafter succeed to any such office of Acquisition, and any other designee of Acquisition, and each of them individually, Regan's true and lawful irrevocable (until the Termination Date) proxy and attorney-in-fact (with full power of substitution) to vote the Shares, or grant a consent or approval in respect of such Shares, as indicated in
Section 1(a) above, provided, however, that this proxy shall not take effect until purchase of the Shares at the Tender Offer Purchase Time. Regan intends this proxy to be irrevocable (from the Tender Offer Purchase Time until the Termination Date) and coupled with an interest and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby represents that any proxy heretofore given in respect of her Shares is not irrevocable, and hereby revokes any proxy previously granted by Regan with respect to the Shares. Regan understands and acknowledges that Acquisition is entering into the Merger Agreement in reliance on her execution and delivery of this irrevocable proxy. Regan hereby affirms that this irrevocable proxy is given in connection with the execution of this Agreement and the Merger Agreement, and further affirms that this irrevocable proxy is coupled with an interest in this Agreement for the term stated herein and may under no circumstances be revoked. Regan hereby ratifies and confirms all that this irrevocable proxy may lawfully do or cause to be done by virtue hereof. This proxy is executed and intended to be irrevocable in accordance with the provisions of Section 2-507(d) of the Maryland General Corporation Law. This proxy shall terminate automatically on the termination of the Merger Agreement.

     2.  Other Covenants, Representations and Warranties.  Regan hereby
         -----------------------------------------------
represents and warrants to Marriott and Acquisition as of the date hereof and as of the Closing as follows:

         (a)  Ownership of Shares. Regan is the record and Beneficial Owner of
              -------------------
the number of Shares set forth opposite Regan's name on Schedule A hereto. On the date hereof, the Shares set forth opposite Regan's name on Schedule A hereto constitute all of the Shares owned of record or Beneficially Owned by Regan. Regan owns such Shares free and clear of all liens, claims, charges, security interests, mortgages or other encumbrances, and such Shares are subject to no rights of first refusal, put rights, other rights to purchase or encumber such Shares, or to any agreements other than this Agreement as to the encumbrance or disposition of such Shares. Such Shares are duly and validly issued, fully paid and non-assessable. Regan has sole voting power and sole power to issue instruction with respect to the matters set forth in Section 1 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares set forth opposite Regan's name on Schedule A hereto, with no limitations, qualifications or restrictions on such rights.

         (b)  Power; Binding Agreement.  Regan has the legal capacity, power and
              ------------------------
authority to enter into and perform all of Regan's obligations under this Agreement. The execution, delivery and performance of this Agreement by Regan will not violate any other agreement to which Regan is a party including, without limitation, any voting agreement, shareholder agreement or voting trust. This Agreement has been duly and validly executed and delivered by Regan and constitutes a valid and binding agreement of Regan, enforceable against Regan in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except as the availability of equitable remedies may be limited by the application of general principles of equity (regardless of whether such equitable principle are applied in a proceeding at law or in equity). There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which Regan is trustee who is not a party to this Agreement and whose consent is required for the execution and delivery of this Agreement or the consummation by Regan of the transactions contemplated hereby. If Regan is married and Regan's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitute a valid and binding agreement of, Regan's spouse, enforceable against such person in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except as the availability of equitable remedies may be limited by the application of general principles of equity (regardless of whether such equitable principle are applied in a proceeding at law or in equity).

         (c)  No Conflicts.  (i) Except for filings, permits, authorizations,
              ------------
consents and approvals as may be required under and other applicable requirements of the HSR Act, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by Regan and the consummation by Regan of the transactions contemplated hereby and (ii) none of the execution or delivery of this Agreement by Regan, the consummation by Regan of the transactions contemplated hereby or compliance by Regan with any of the provisions hereof shall (A) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Regan is a party or by which Regan or, to the best of Regan's knowledge, any of Regan's properties or assets may be bound, or (B) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Regan or any of Regan's properties or assets. This Agreement hereby supersedes all prior agreements to which Regan is a party with respect to Regan's Shares, including without limitation any registration rights agreement with respect to any of Regan's Shares.

         (d)  No Finder's Fees. No broker, investment banker, financial adviser
              ----------------
or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by or on behalf of Regan.

         (e)  Other Potential Acquirors.  Regan (i) shall immediately cease any
              -------------------------
existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any acquisition of all or any material portion of the assets of, or any equity interest in, ExecuStay or any of its subsidiaries or any business combination with ExecuStay or any of its subsidiaries, in her capacity as such, and (ii) from and after the date hereof until termination of the Merger Agreement, unless and until ExecuStay is permitted to take such actions under Section 5.4 of the Merger Agreement, shall not, in such capacity, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or take any other action to facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any such transaction or acquisition, or agree to or endorse any such transaction or acquisition, or authorize or permit any of Regan's agents to do so, and Regan shall promptly notify Marriott or Acquisition of any proposal and shall provide a copy of any such written proposal and a summary of any oral proposal to Marriott or Acquisition immediately after receipt thereof (and shall specify the material terms and conditions of such proposal and identify the person making such proposal) and thereafter keep Marriott or Acquisition advised of any development with respect thereto.

         (f)  Restriction on Transfer, Proxies and Non-Interference. Regan shall
              -----------------------------------------------------
not, directly or indirectly: (i) tender her Shares in the Offer (as defined in the preamble to the Merger Agreement) or any other tender offer for ExecuStay Shares; (ii) except as contemplated by this Agreement, the Other Stockholders Agreements or the Merger Agreement, otherwise offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of Regan's Shares or any interest therein; (iii) grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iv) take any action that would make any representation or warranty of Regan contained herein untrue or incorrect or have the effect of preventing or disabling Regan from performing Regan's obligations under this Agreement.

         (g)  Investment Intention.
              ---------------------

                  (i) Regan confirms that Marriott and Acquisition have made available to Regan, and her representatives and agents, (A) information about Marriott, (B) the opportunity to ask questions of the officers and employees of Marriott and (C) the opportunity to acquire such additional information about the business and financial condition of Marriott as Regan has requested, and such information has been received.

                  (ii) The shares of Marriott Stock to be issued to Regan in connection with the Merger will be acquired for investment and not with a view to distribution of such shares within the meaning of Section 2(11) of the Securities Act.

                  (iii) Regan does not have in mind the sale or other disposition of shares of Marriott Stock at some fixed time in the future (such as the expiration of the holding period for capital gains tax treatment) or upon the occurrence or nonoccurrence of any particular events.

                  (iv) Except as to the persons listed on Schedule 2(g), Regan is an "accredited investor" within the meaning of Section 2(a)(15) of the Securities Act.

         (h)      Reliance by Marriott and Acquisition.  Regan understands and
                  ------------------------------------
acknowledges that Marriott and Acquisition are relying upon the foregoing representations by Regan, and on Regan's execution and delivery of this Agreement (i) in entering into the Merger Agreement and (ii) in issuing the Marriott Stock in connection with the Merger without registration under the Securities Act or qualification under any state securities laws (collectively, "Blue Sky Laws"). Regan agrees that the Marriott Stock will not be transferred unless in the opinion of Marriott's legal counsel such transfer will not violate the registration requirements of the Securities Act or Blue Sky Laws.

     3.  Further Assurances; Merger Agreement Compliance.  From time to time, at
         -----------------------------------------------
Marriott's or Acquisition's request and without further consideration, Regan agrees to execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, and to cause the Company to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, the Other Stockholders Agreements and the Merger Agreement. Regan further agrees not to take any action, or omit to take any action, which would, or would be reasonably likely to, result in a breach by the Company of any of the provisions of the Merger Agreement.

     4.  Stop Transfer; Form of Legend.
         -----------------------------

         (a) Regan agrees with, and covenants to, Marriott that Regan shall not request that ExecuStay register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of Regan's Shares, unless such transfer is made in compliance with this Agreement. In the event of a stock dividend or distribution, or any change in the Common Stock or the Class B Shares by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

         (b) All certificates representing any of Regan's Shares shall contain the following legend:


         "The securities represented by this certificate are subject to certain restrictions on transfer and other terms of a Stockholder Agreement, dated as of January 6, 1999, among Marriott International, Inc., MI Subsidiary I, Inc. and Kelly J. Regan, a copy of which is on file in the principal office of Marriott International, Inc."

     5.  Stock Issuance and Registration.
         -------------------------------

         (a) In accordance with the provisions of Section 2.1 of the Merger Agreement, immediately prior to the Merger, ExecuStay will, in the Exchange, issue to Regan on a share-for-share basis, Class B Shares in exchange for Common Stock held of record or Beneficially Owned by them. In the Merger, Regan shall receive, in respect of each Class B Share held of record or Beneficially Owned by Regan, shares of Marriott Stock in an amount determined by the "Class B Exchange Ratio" as defined in Section 2.9(b) of the Merger Agreement.

         (b) Marriott shall, no later than the First Registration Date (as defined below), file with the SEC and thereafter use its reasonable efforts to cause to be declared effective, a registration statement on Form S-3 or an equivalent successor form (the "Form S-3") relating to the offer and sale from time to time by Regan of shares of Marriott Stock held by her that are Registrable Securities. As used herein, the "First Registration Date" means the later of (i) 30 days following the Closing Time, or (ii) April 30, 1999, provided, however, that if on such date Marriott is not eligible to use Form S-3 for registration of the resale of Registrable Securities as provided herein, then the First Registration Date shall be the earliest date after April 30, 1999 on which Marriott becomes eligible to use Form S-3 in connection with such resale registration. Subject to the limitations contained herein, Marriott shall use its reasonable efforts to keep the Form S-3 continuously effective in order to permit the prospectus forming part thereof to be usable by Regan for a period of one year from the Closing Time, or for such shorter period that will terminate when all Registrable Securities covered by the Form S-3 have been sold pursuant to the Form S-3 or cease to be outstanding or otherwise to be Registrable Securities.

         (c) Marriott further agrees, if necessary, to supplement or amend the Form S-3, as required by Section 6 below, and to furnish to Regan, if she is holding Registrable

Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

         (d) Marriott agrees to use its reasonable efforts to ensure that (i) the Form S-3 and any amendments thereof, at the time each such Form S-3 or amendment thereof becomes effective, and any prospectus forming a part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) the Form S-3 and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(iii) any prospectus forming part of the Form S-3, and any supplement to such prospectus (as amended or supplemented from time to time)(each, as of the date thereof), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; provided that clauses
(ii) and (iii) of this paragraph shall not apply to any information provided by Regan.

         (e) Regan may not use the Form S-3 unless she provides Marriott with the information required by Section 7 of this Agreement on a timely basis. Notwithstanding any other provision herein or in the Merger Agreement, (i) Marriott shall have no obligation under Sections 5 or 6 hereof with respect to any shares of Marriott Stock that are (x) not Registrable Securities or (y) held of record or Beneficially Owned by Regan if she has not performed her obligations under, or otherwise has breached, violated or is in default under, the Agreement or the Merger Agreement, and (ii) all obligations of Marriott under Sections 5 and 6 hereof automatically shall terminate and be of no further force or effect in the event that the Merger Agreement is terminated or the Offer or the Merger is not consummated.

         (f) Notwithstanding any other provision herein, Marriott may delay filing the Form S-3, may withhold efforts to cause the Form S-3 to become effective, and may advise holders of Registrable Securities to suspend use of the prospectus that is part of the Form S-3, for limited periods of time if and to the extent that Marriott reasonably determines in good faith that any such action is necessary in order for Marriott to comply with its disclosure obligations under Section 5(d) hereof. In the event that Marriott advises the holders of registered Registrable Securities that Marriott considers it appropriate to suspend the use of the prospectus, such holders shall suspend any further sales of their registered securities until Marriott advises them that the Form S-3 has been amended or that such sales may be resumed.

     6.  Registration Procedures.
         -----------------------

     (a) Marriott shall prepare and file a Form S-3, within the relevant time period specified in Section 5(a), and use its reasonable efforts to cause such Form S-3 to become effective and remain effective in accordance with Section 5 hereof.

     (b) Marriott shall prepare and file such amendments and post-effective amendments to the Form S-3 as may be necessary under applicable law to keep such Form S-3 effective for the applicable period; and cause each prospectus that is part of the Form S-3 to be supplemented by any required prospectus supplement, and as so supplemented to be filed with the SEC pursuant to applicable requirements of the Securities Act and the rules and regulations thereunder.

     (c) Marriott shall use its reasonable efforts to register or qualify the Registrable Securities under all applicable Blue Sky Laws as Regan, if she is holding Registrable Securities covered by the Form S-3 shall reasonably request; provided, however, that Marriott shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 6(c), or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject.

     (d) Marriott shall furnish to Regan, if she is holding Registrable Securities, without charge, as many copies of each prospectus and any amendment thereof or supplement thereto as Regan may reasonably request.

     (e) Marriott shall cooperate with Regan as a selling stockholder of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends.

     (f) Marriott shall cause all Registrable Securities covered by the Form S-3 to be listed on the NYSE.

     7.  Condition Precedent.  It shall be a condition precedent to the
         -------------------
obligations of Marriott to take any action pursuant hereto that Regan shall furnish to Marriott such information regarding her, the Registrable Securities held by her and the intended method of disposition of such Registrable Securities as Marriott shall reasonably request and as shall be required in connection with the action to be taken by Marriott.

     8.  Expenses of Registration.  All expenses incurred in connection with any
         ------------------------
registrations pursuant to Section 5 hereof, including without limitation all registration and qualification fees, printers' and accounting fees, reasonable fees and disbursements of counsel for Marriott, shall be borne by Marriott, except for (a) fees and disbursements of counsel for Regan, and (b) any underwriting or brokers' discounts or similar transaction fees, which shall be borne by Regan.

     9.  Indemnification.
         ---------------

         (a) Marriott agrees to indemnify and hold harmless Regan (as the "Holder Indemnified Party"), against any losses, claims, damages or liabilities, joint or several, to which the Holder Indemnified Party may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any Misstatement (defined below) in the Form S-3 or any amendments thereof or supplements thereto. Marriott will reimburse such Holder Indemnified Party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding anything to the contrary contained in this Section 9(a), the indemnity agreement contained in this Section 9(a) shall not (i) apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Marriott (which consent shall not be unreasonably withheld); (ii) apply to any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Misstatement made in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder Indemnified Party.

     (b) Regan agrees to indemnify and hold harmless Marriott, each of its directors, each of its officers who have signed the Form S-3, and each person, if any, who controls Marriott within the meaning of the Securities Act, and each agent (the "Marriott Indemnified Parties") against any losses, claims, damages or liabilities to which any Marriott Indemnified Party may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) (i) arise out of or are based upon any Misstatement in the Form S-3 and any amendments thereof or supplements thereto made in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder Indemnified Party. Regan will reimburse any legal or other expenses reasonably incurred by such Marriott Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding anything to the contrary contained in this Section 9(b), the indemnity agreement contained in this
Section 9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Regan (which consent shall not be unreasonably withheld).

     (c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under Section 9(a) or Section 9(b) above (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages or liabilities referred to in such Sections, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefit and relative fault as well as any other equitable considerations.. The amount paid or payable by a party as a result of the losses, claims, damages, or liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 9(d), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The relative benefit shall be determined by the allocation of proceeds from such Form S-3. The relative fault of the indemnified party on the one hand and of the indemnifying party on the other shall be determined by reference to, among other things, whether the Misstatement or alleged Misstatement relates to information supplied by the indemnified party or the indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Misstatement or alleged Misstatement. Marriott and Regan agree that it would not be just and equitable if contribution pursuant to this Section 9(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. No person guilty of fraudulent misrepresentation (within the meaning of Section 9(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (d) Any person entitled to indemnification hereunder will: (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification; and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled or elects not to assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other such indemnified parties with respect to such claim. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to her ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this paragraph, but the omission so to notify the indemnifying party will not relieve her of any liability that she may have to any indemnified party otherwise than under this Section.

     10.  Termination of Marriott's Obligations.  Marriott shall have no
          -------------------------------------
obligations pursuant to Section 6 with respect to Registrable Securities more than one year after the Closing.

     11.  Employment Agreement.  Regan agrees to the assignment to and
          --------------------
assumption by Acquisition at the Closing Time of her employment agreement with the Company dated January 1, 1998.

     12.  The Options.  Regan hereby agrees as follows:
          -----------

         (a)  Grant of Options. Subject to the terms of this Section 12, Regan
              ----------------
hereby grants to Acquisition (or its designee), effective upon the purchase of the shares by Acquisition at the Tender Offer Purchase Time, an irrevocable option (each, an "Option") to purchase all Shares held of record or Beneficially Owned by Regan at a purchase price per Share equal to $14.

         (b)  Exercise of Options. Acquisition may exercise the Options, in
              -------------------
whole or in part, at any time and from time to time, following the occurrence of a Purchase Event (as defined below); provided that any Options not theretofore exercised shall expire and be of no further force and effect upon the earliest to occur (the "Expiration Date") of (i) the Closing Time, (ii) 5 months after the first occurrence of a Purchase Event, or (iii) termination of the Merger Agreement in accordance with its terms. Notwithstanding anything herein to the contrary, in the event of termination of the Merger Agreement, Marriott at its option either may elect to exercise the Options, or may accept payment of the Liquidated Damages Amount provided for in Section 9.3 of the Merger Agreement, but shall not be entitled to exercise the Options and retain Liquidated Damages Amount. In the event Marriott determines to exercise the Options, promptly upon a termination of the Merger Agreement giving rise to payment of the Liquidated Damages Amount, Marriott shall notify ExecuStay of its waiver of receipt of the Liquidated Damages Amount pursuant to the Merger Agreement.

As used herein, a "Purchase Event" shall mean any of the following events that occurs after the date hereof:

         (i) Beneficial Ownership of more than 20% of the outstanding capital stock of ExecuStay (or rights to acquire such capital stock of ExecuStay) shall have been acquired by any Person or "group" other than Acquisition, any affiliate of Acquisition or Regan;

         (ii) ExecuStay shall have entered into a definitive agreement or approved or recommended any proposal which provides for the acquisition of 20% or more of the outstanding capital stock of ExecuStay or substantially all of the assets of ExecuStay by any Person or group other than Acquisition, an affiliate of Acquisition or Regan;

         (iii) (A) the failure of ExecuStay's stockholders to approve the Merger Agreement or the transactions contemplated thereby at a meeting called to consider such Merger Agreement, if such meeting shall have been preceded by (x) the public announcement by any Person or group (other than Acquisition or an affiliate of Acquisition) of an offer or proposal to acquire, merge or consolidate with ExecuStay, or (y) the Board of Directors of ExecuStay's publicly withdrawing or modifying, or publicly announcing its intent to withdraw or modify, its recommendation that the stockholders of ExecuStay approve the transactions contemplated by the Merger Agreement, as prohibited by Section 5.4(b) of the Merger Agreement; or (B) the acceptance by ExecuStay's Board of Directors of, or the public recommendation by ExecuStay's Board of Directors that the stockholders of ExecuStay accept, an offer or proposal from any Person or group (other than Acquisition or an affiliate of Acquisition), to acquire 20% or more of the outstanding capital stock of ExecuStay or for a merger or consolidation or any similar transaction involving ExecuStay, as prohibited by
Section 5.4(b) of the Merger Agreement;

         (iv) a proposal made by a third party to ExecuStay, its affiliates or their respective officers, directors, employees, representatives or agents, as described in Section 5.4 of the Merger Agreement, resulting in a breach by ExecuStay of the covenant and obligation contained in that Section 5.4 and such breach (x) would entitle Acquisition or Marriott to terminate the Merger Agreement pursuant to Section 9.1(b) thereof and (y) shall not have been cured prior to the date that Acquisition duly gives notices to Regan of its desire to exercise an Option pursuant to Section 12 hereof; or

         (v)    any breach by Regan of this Agreement.

     (c) Notice of Exercise.  To exercise an Option, Acquisition shall, prior to
         ------------------
the Expiration Date, give written notice to Regan specifying the location in Maryland or Washington, D.C. and time for the closing (the "Option Closing") of such purchase. The Option Closing shall be held on the date that is no later than three business days after the date on which each of the conditions set forth in Section 12(d) below has been satisfied or waived by Acquisition.

     (d) Conditions to Option Closing Following Exercise of Options.  The
         ----------------------------------------------------------
occurrence of the Option Closing shall be subject to the satisfaction of each of the following conditions:

         (i) to the extent necessary, any applicable waiting periods (and any extension thereof) under the HSR Act with respect to the purchase of the Shares following the exercise of an Option shall have expired or been terminated; and

         (ii) no preliminary or permanent injunction or other order, decree or ruling issued by any court of governmental or regulatory authority, domestic or foreign, of competent jurisdiction prohibiting the exercise of an Option or the delivery of Shares shall be in effect.

     (e) Transferability of Options.  Acquisition may sell or transfer the
         ---------------------------
Options and any Shares acquired upon exercise of an Option at any time, without the written consent of Regan, to any affiliate or affiliates of Acquisition.

     (f) Payment for and Delivery of Certificates.  At the Option Closing, (i)
         ----------------------------------------
Acquisition (or its designee) shall pay, by check, an amount equal to the product of (x) $14 and (y) the number of Shares owned by Regan; and (ii) Regan shall deliver or shall cause to be delivered to Acquisition a certificate or certificates evidencing Regan's Shares, and Regan agrees that such Shares shall be transferred free and clear of all liens. All such certificates representing Shares shall be duly endorsed in blank, or with appropriate stock powers, duly executed in blank, attached thereto, in proper form for transfer, with the signature of Regan thereon guaranteed, and with all applicable taxes paid or provided for.

     14. Termination.  Except as otherwise provided herein, the covenants and
         -----------
agreements contained herein with respect to the Shares shall terminate upon the earliest of (a) termination of the Merger Agreement in accordance with its terms, or (b) the Effective Time.

     15. Regan's Capacity.  To the extent that Regan is or becomes during the
         ----------------
term hereof a director or executive officer of ExecuStay makes any agreement or understanding herein in her capacity as such director or executive officer. Regan signs solely in her or her capacity as the record and/or beneficial owner of her Shares.

     16. Waiver of Appraisal and Dissenter's Rights.  Regan hereby irrevocably
         ------------------------------------------
waives any rights of appraisal or rights to dissent from the Merger that she may have.

     17. Non-Competition Agreement.  As of the Closing Time, Regan hereby
         -------------------------
agrees to the assignment to, and assumption by, Acquisition of the Non-Competition Agreement dated January 1, 1998 by and among ExecuStay, ExecuStay Corporation of America, a Maryland corporation, and Regan.

     18. Miscellaneous.
         -------------

         (a) Certain Definitions.    As used in this Agreement, the following
             -------------------
capitalized terms shall have the following meanings:

             (i) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as within the meanings of Section 13(d)(3) of the Exchange Act.

             (ii) "Misstatement" means an untrue statement of a material fact or an omission to state a material fact required to be stated in a publicly-filed document necessary to make the statements in such a document not misleading; provided, however, that such term shall not apply to any statement or omission based on information supplied by Regan to Marriott or Acquisition for inclusion in the publicly-filed document.

             (iii) "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

             (iv) "register," "registered," and "registration" refer to a registration effected by preparing and filing with the SEC a registration statement in compliance with the Securities Act and the declaration or ordering by the SEC of effectiveness of such registration statement.

             (v) "Registrable Securities" refers to any and all of the shares of Marriott Stock held by Regan as of the Closing Time, except that any such Marriott Stock shall cease to be Registrable Securities when and to the extent
(A) a Form S-3 with respect to the sale of such Marriott Stock has become effective under the Securities Act and such Marriott Stock has been disposed of in accordance with such Form S-3; (B) such Marriott Stock has been sold to the public pursuant to Rule 144 or any successor provision under the Securities Act;
(C) such Marriott Stock shall have been otherwise transferred, new certificates therefor not bearing a legend restricting further transfer shall have been delivered by Marriott and subsequent disposition of such Marriott Stock does not require registration or qualification under the Securities Act or any similar state law then in force in the opinion of legal counsel for Marriott; or (D) such Common Stock shall have ceased to be outstanding.

             (vi) "subsidiary" or "subsidiaries" of Marriott, Acquisition, ExecuStay or any other person means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which the Marriott, Acquisition, ExecuStay or any such other person, as the case may be, (either alone or through or together with any other subsidiary) owns, directly or indirectly, 50% or more of the capital stock the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.


         (b) Entire Agreement. This Agreement and the Merger Agreement
             ----------------
constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         (c) Certain Events.  Regan agrees that this Agreement, the Other
             --------------
Stockholders Agreements and the obligations hereunder shall attach to Regan's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, Regan's heirs, guardians, administrators or successors. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

         (d) Assignment. This Agreement shall not be assigned by operation of
             ----------
law or otherwise without the prior written consent of the other party, provided that Marriott may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of Marriott, but no such assignment shall relieve Marriott of its obligations hereunder if such assignee does not perform such obligations.

         (e) Amendments, Waivers, Etc. This Agreement may not be amended,
             ------------------------
changed, supplemented, waived or otherwise modified or terminated, with respect to Regan, except upon the execution and delivery of a written agreement executed by the relevant parties hereto.

         (f) Notices.  All notices, requests, claims, demands and other
             -------
communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be addressed to the respective parties at the following addresses:


If to Regan:                                   At the address set forth on Schedule A hereto.

If to Marriott or Acquisition:                 MARRIOTT INTERNATIONAL, INC.
                                               10400 Fernwood Road
                                               Bethesda, Maryland 20857
                                               Telecopier:  (301) 380-6727
                                               Attention: General Counsel, Dept. 52/923


with a copy to:                                Gibson, Dunn & Crutcher LLP
                                               1050 Connecticut Avenue, N.W.
                                               Washington, D.C.  20036
                                               Telephone:  (202) 955-8522
                                               Facsimile:  (202) 467-0539
                                               Attention:  John F. Olson, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         (g) Severability.  Whenever possible, each provision or portion of any
             ------------
provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

         (h) Specific Performance.  Each of the parties hereto recognizes and
             --------------------
acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

         (i) Remedies Cumulative. All rights, powers and remedies provided under
             -------------------
this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

         (j) No Waiver.  The failure of any party hereto to exercise any right,
             ---------
power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

         (k) No Third Party Beneficiaries. This Agreement is not intended to be
             ----------------------------
for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

         (l) Governing Law. Except as to Section 17, which shall be governed by
             -------------
the laws of the State of Maryland, without giving effect to the principles of conflicts of laws thereof, this Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts and laws thereof.

         (m) Descriptive Headings.  The descriptive headings used herein are
             --------------------
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         (n)   Counterparts. This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, Marriott and Acquisition have caused this Agreement to be duly executed, and Regan has duly executed this Agreement, as of the day and year first above written.

                                        MARRIOTT INTERNATIONAL, INC.

                                        By: /s/ Joseph Ryan
                                           ------------------------------
                                           Name: Joseph Ryan
                                           Title: Executive Vice President and
                                                  General Counsel


                                        MI SUBSIDIARY I, INC.

                                        By: /s/ Joseph Ryan
                                           ------------------------------
                                           Name: Joseph Ryan
                                           Title: Vice President


/s/ Kelly J. Regan
--------------------------
    Kelly J. Regan

                                   SCHEDULE A
                                   ----------


------------------------------------------------------------------------------------------------
NAME OF STOCKHOLDER             ADDRESS                              NUMBER OF SHARES OWNED
------------------------------------------------------------------------------------------------
Kelly J. Regan                  7 Hanover Farms Road                 45,455
                                Bolton, Connecticut  06043
------------------------------------------------------------------------------------------------